UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2012

CombiMatrix Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33523	47-0899439
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 Goddard, Suite 150, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 4, 2012, CombiMatrix Corporation (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Amendment of the Company’s Certificate of Incorporation, which was approved by the Company’s stockholders at the Company’s Special Meeting of Stockholders held on November 29, 2012 and approved by the Company’s Board of Directors.  The Certificate of Amendment effects a one-for-ten reverse stock split of the outstanding shares of Common Stock of the Company in which each ten issued and outstanding shares of Common Stock, $0.001 par value, are combined and converted into one share of Common Stock, $0.001 par value.  The reverse stock split becomes effective as of 5:00 p.m. Pacific time on December 4, 2012.  No fractional shares of Common Stock will be issued in connection with the reverse stock split.  A holder of the old Common Stock who would have otherwise been entitled to a fractional share of the new Common Stock will be entitled to receive a cash payment for the fractional share interest.  This summary is qualified in its entirety by reference to the Certificate of Amendment of the Company’s Certificate of Incorporation attached hereto as Exhibit 3.1.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of stockholders on November 29, 2012. Proposals One and Three were approved and Proposal Two, which required approval of a majority of the outstanding shares, was not approved, according to the following final voting results:

1.         To ratify the terms and issuance of the Company’s Series A 6% Convertible Preferred Stock (“Series A Stock”), and to approve the issuance of such number of shares of Common Stock issuable upon conversion of the Series A Stock and upon exercise of certain warrants issued to the purchasers of our Series A Stock, including shares issuable pursuant to the anti-dilution, dividend, “make-whole” and redemption provisions of such securities, exceeding 19.99% of the Company’s outstanding Common Stock:

For	5,031,387
Against	329,413
Abstain	62,143
Broker Non-Votes	0

2.         To approve granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to increase the number of authorized shares of Common Stock (including a corresponding increase in our total authorized capital stock) to any of the following amounts at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific increase in the authorized amount to be effected, shall be determined in the sole discretion of our Board of Directors: A. 50,000,000; B. 75,000,000; C. 100,000,000; or D. 125,000,000:

For	4,301,508
Against	1,119,214
Abstain	2,221
Broker Non-Votes	0

3.         To approve granting our Board of Directors the authority to exercise its discretion to amend our Certificate of Incorporation to effect a reverse stock split of our outstanding shares of Common Stock, if necessary to regain compliance with The Nasdaq Capital Market’s minimum bid requirement, at any of the following exchange ratios at any time within one year after stockholder approval is obtained, and once approved by the stockholders, the timing of the amendment, if at all, and the specific reverse split ratio to be effected, shall be determined in the sole discretion of our Board of Directors: A. A one-for-five reverse stock split; B. A one-for-six reverse stock split; C. A one-for-seven reverse stock split; D. A one-for-eight reverse stock split; E. A one-for-nine reverse stock split; F. A one-for-ten reverse stock split; G. A one-for-fifteen reverse stock split; or H. A one-for-twenty reverse stock split:

For	7,006,916
Against	292,586
Abstain	4,237
Broker Non-Votes	0

Item 7.01.                                        Regulation FD Disclosure.

On December 4, 2012, the Company issued a press release announcing a one-for-ten reverse split of the outstanding shares of common stock of the Company and of the outstanding Nasdaq-listed warrants of the Company.  A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                                        Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

	Exhibit No.	Description of Exhibit

	3.1	Certificate of Amendment of Certificate of Incorporation

	99.1	Press Release of CombiMatrix Corporation dated December 4, 2012 (furnished herewith pursuant to Item 7.01)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION
(Registrant)

Dated: December 4, 2012	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer